As  filed  with  the  Securities  and  Exchange  Commission  on April 28, 2006


                                                   Registration  No.  333-131084

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------

                                  FORM SB-2/A
                                AMENDMENT NO. 2
                             Registration Statement
                        Under the Securities Act of 1933
                        --------------------------------
                              FLEURS DE VIE, INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                         7389                  20-2380650
(State  or  other  jurisdiction  (North  American  Industry   (I.R.S.Employer
     of  incorporation  or         Classification System       Identification
         organization)                  -  NAICS)                   Number)

       Harold  A.  Yount,  Jr.                     Harold  A.  Yount,  Jr.
       FLEURS  DE  VIE,  INC.                      FLEURS  DE  VIE,  INC.
        206  East  Roosevelt                        206  East  Roosevelt
         Boerne,  TX  78006                          Boerne,  TX  78006
           (830)  249-1679                             (830)  249-1679
   (Address,  and  telephone number          (Name, address and telephone number
   of  principal  executive  offices)               of  agent  for  service)

                                   Copies to:

              DAVID M. LOEV,                      JOHN S. GILLIES
     DAVID M. LOEV, ATTORNEY AT LAW        DAVID M. LOEV, ATTORNEY AT LAW
     2777 ALLEN PARKWAY, SUITE 1000   &    2777 ALLEN PARKWAY, SUITE 1000
           HOUSTON, TEXAS 77019                HOUSTON, TEXAS 77019
          PHONE: (713) 524-4110                PHONE: (713) 524-4110
           FAX: (713) 524-4122                  FAX: (713) 456-7908

--------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act  of  1933,  check  the  following  box  [X].


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE

  TITLE OF EACH CLASS OF         AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM
    SECURITIES TO BE             BEING              PRICE             AGGREGATE           AMOUNT OF
       REGISTERED              REGISTERED        PER SHARE(1)          PRICE(1)         REGISTRATION FEE
  ----------------------       ----------       -------------      -----------------    ----------------


 Common Stock to be Resold      205,500             $0.20               $ 51,100             $ 4.83
 =========================     =========        =============      =================     ===============
 TOTAL                          205,500             $0.20               $ 51,100             $ 4.83



(1) The offering price is the stated, fixed price of $0.20 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457(a). The actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

-----------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.


                               FLEURS DE VIE, INC.


                    RESALE OF 205,500 SHARES OF COMMON STOCK

     The selling stockholders listed on page 26 may offer and sell up to 205,500 shares of our common stock under this Prospectus for their own account. Currently our stock is not traded on any public trading market. Shares offered by the selling stockholders will be sold at the stated, fixed price of $0.20 per share until the securities are quoted on the OTC Bulletin Board and thereafter may sell at prevailing market prices or privately negotiated prices.

     A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.
Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this Prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

THIS  INVESTMENT  INVOLVES  A                NEITHER  THE  SEC  NOR  ANY  STATE
HIGH  DEGREE  OF  RISK.  YOU SHOULD          OR DISAPPROVED OF THESE SECURITIES,
PURCHASE  SHARES  ONLY  IF  YOU CAN          OR DETERMINED IF THIS PROSPECTUS IS
AFFORD A COMPLETE LOSS. WE URGE YOU          TRUTHFUL  OR  COMPLETE.  ANY
TO  READ THE "RISK FACTORS" SECTION          REPRESENTATION TO THE CONTRARY IS A
BEGINNING ON PAGE 8 ALONG WITH THE           CRIMINAL  OFFENSE.
REST  OF THIS PROSPECTUS BEFORE YOU
MAKE  YOUR  INVESTMENT  DECISION.

             The date of this Prospectus is May        , 2006
                                                 ------

                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----
Prospectus  Summary                                                           4
Summary  Financial  Data                                                      7
Risk  Factors                                                                 8
Use  of  Proceeds                                                             13
Dividend  Policy                                                              13
Management's  Discussion  and  Analysis  of
Financial  Condition and Results of Operations                                14
Description  of  Business                                                     18
Directors  and  Executive  Officers                                           21
Executive  Compensation                                                       23
Indemnification  of  Officers  and  Directors                                 23
Certain  Relationships  and  Related  Transactions                            24
Security  Ownership  of  Certain  Beneficial  Owners
and  Management                                                               25
Description  of  Capital  Stock                                               26
Shares  Available  for  Future  Sale                                          26
Plan  of  Distribution  and  Selling  Stockholders                            27
Market  for  Common  Equity  and  Related  Stockholder  Matters               30
Interest  of  Named  Experts  and  Counsel                                    30
Disclosure  of  Commission  Position  on  Indemnification
for  Securities  Act Liabilities                                              30
Description  of  Property                                                     31
Legal  Proceedings                                                            31
Legal  Matters                                                                31
Changes  in  and  Disagreements  with  Accountants
on  Accounting and Financial Disclosure                                       31
Additional  Information                                                       31
Financial  Statements                                                        F-1
Part  II                                                                      32

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                              ABOUT THIS PROSPECTUS
                              ---------------------

You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock.

     This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.

     All references to "we," "our," "us," "FDV," or the "Company," refer to Fleurs De Vie, Inc., a Nevada corporation unless specifically stated otherwise.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."


     Fleurs De Vie, Inc. provides upscale custom floral design services and finished natural floral products to the general public. We custom-design and produce projects as small as single floral vases and as big as all encompassing floral arrangements and services for large events such as weddings, parties and banquets. Since our inception in October 2002 as a sole proprietorship through our incorporation as a Nevada corporation in April 2005, Fleurs De Vie, Inc. has provided upscale custom floral design services and finished natural floral products to the general public. We custom-design and produce projects as small as single floral vases and as large as all encompassing floral arrangements, as well as providing various services for large events such as weddings, parties and banquets.


     Our services include:

     o Pre-event conferences and surveys with clients to inventory the needs and wishes of the client;
     o Determining budget constraints and developing design schemes within those budget constraints;
     o Pricing for custom designed and specified floral arrangements tailored to the client's wishes and needs;
     o Developing coherent floral themes for events. Refining the client's ideas into tangible concepts and designs;
     o    Defining  the  physical  and  logistical  scope  of  client  events;
     o    Preparing  detailed  pricing  and  budgets;
     o    Personal  review  of  event  venue(s)  where  necessary;
     o Individual hand selection of floral materials, containers and accoutrements;
     o    Production,  delivery  and  placement of arrangements and accessories;
          and
     o Unique floral decorating of special client venue features such as weddingcakes, registry tables, dinner tables, buffet tables, platforms, podiums, stages, windows, walkways, runways and any other potential opportunities for floral display.

     The  individual  products which we offer for sale to our customers include:

     o Various individual floral arrangements in containers as small as bud vases to large baskets;
     o    Various  table  and  general  decorating  flower  arrangements;
     o    Handheld  arrangements  including  bouquets  and  nosegays;
     o    Adornment  items  such  as  corsages,  boutonnieres  and  headdresses;
     o    Household  decorations such as holiday wreaths and decorated garlands;
          and
     o Large display items such as floral sprays, large centerpieces and large containers.

     In addition to the services and products listed above, we may increase our product lines in the future to include custom made silk flower arrangements and we may elect to grow in the future by offering franchise opportunities to interested parties.

     We were incorporated in Nevada on April 15, 2005 as "Fleurs De Vie." On June 9, 2005, we filed a Certificate of Correction with the State of Nevada to have our registered name corrected to "Fleurs De Vie, Inc." In the course of our day-to-day business operations in the State of Texas, we are operating under the approved assumed name of "FDV, Inc." Our principal executive offices are located at 206 East Roosevelt, Boerne, Texas, 78006, our telephone number is 830-249-1679 and our fax number is 830-249-1260. We have a website located at http://www.FDVie.com, which includes information which we do not wish to be included in this Prospectus.


     We have generated nominal revenues since inception, and had a stockholders' deficit of $30,802 and negative net working capital of $19,595 as of December 31, 2005. Additionally, our sole employee, Brenda Yount, who is also one of our significant shareholders, is solely responsible for running our operations. Our auditors have expressed that these factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or even worthless.


SUMMARY OF THE OFFERING:
------------------------


COMMON  STOCK  OFFERED:            205,500  shares  by  selling stockholders


COMMON  STOCK  OUTSTANDING
    BEFORE  THE  OFFERING:         1,855,500  shares

COMMON  STOCK  OUTSTANDING
    AFTER  THE  OFFERING:          1,855,500  shares

USE OF PROCEEDS:                   We  will  not  receive  any  proceeds  from
                                   the   shares   offered   by   the   selling
                                   stockholders.  See  "Use  of  Proceeds."

RISK FACTORS:                      The   securities  offered  hereby  involve  a
                                   high  degree   of   risk,   including   risks
                                   associated  with  our  need  for   additional
                                   financing, our ability to continue as a going
                                   concern,  that  we  have  a limited operating
                                   history,  that we currently depend on a small
                                   number of major customers for the majority of
                                   our  revenues,  that  our  operations  may be
                                   affected  by the cyclical nature of weddings,
                                   we   depend   heavily  on  our  officers  and
                                   directors,   that  our   President  and  Vice
                                   President   can  vote   a  majority   of  our
                                   outstanding shares, that we do not anticipate
                                   paying  any  dividends  on  our Common Stock,
                                   that our Articles of Incorporation and Bylaws
                                   provide  for  indemnification of our officers
                                   and   Directors,   that   we   face   intense
                                   competition  for  our  services and products,
                                   that  our  results   of  operations  and  the
                                   ultimate  ability  of  us  to   continue  our
                                   business  plan  is  based  on  our ability to
                                   manage  our  growth,  that Nevada law and our
                                   Articles  of Incorporation allow our Director
                                   to issue shares of Common and Preferred Stock
                                   without  shareholder approval, that we do not
                                   currently  have  a  public   market  for  our
                                   securities, and the penny stock restrictions on our common stock. See "Risk Factors."

NO MARKET:                         No  assurance  is  provided  that  a  market
                                   will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.








                  [Remainder of page left intentionally blank.]

SUMMARY FINANCIAL DATA
----------------------

     You should read the summary financial information presented below, which comes from our audited financial statements for the years ended December 31, 2005 and 2004, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.




STATEMENT OF OPERATIONS

                                                  Year  Ended           Year  Ended
                                             December  31,  2005     December  31,  2004
                                             -------------------     -------------------

     Sales                                   $             9,606     $            14,347
     Cost  of  Sales                                       6,496                  12,384
                                             ===================     ===================
          Gross  Profit                      $             3,110     $             1,963

     General  and  Administrative  Expenses  $            58,043     $             1,879
       Interest  Expense                     $             1,788     $                 -
                                             ===================     ===================
       Income  tax  (expense)  benefit                        14                     (14)
          Net  Income  (loss)                $           (56,707)    $                71


BALANCE SHEET:

                                             December  31,  2005
                                             -------------------
     ASSETS
             Cash                            $             5,025
                                             ===================
             Total  Assets                   $             5,025

     LIABILITIES
             Current  Liabilities            $            24,620
             Long-Term  Liabilities                       11,207
                                             ===================
                Total  Liabilities           $            35,827

     STOCKHOLDERS'  DEFICIT
             Common  Stock                   $             1,856
             Additional  Paid-in  Capital                 28,755
             Accumulated  Deficit                        (61,413)
                Total Stockholders' Deficit  $           (30,802)



RISK FACTORS
------------

     This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below. The shares being offered hereby involve a high degree of risk. Prospective investors should consider the following risk factors inherent in and affecting the business of the Company and an investment in the shares.

WE HAVE FUTURE CAPITAL NEEDS AND WITHOUT RAISING ADEQUATE CAPITAL, WE MAY BE FORCED TO CURTAIL OR CEASE OUR BUSINESS OPERATIONS IN THE FUTURE.


     We depend to a great degree on the ability to attract external financing in order to conduct business activities. We believe we can continue our business operations for approximately the next twelve months, assuming that our expenses maintain their current levels, due to the fact that our principals have committed up to $25,000 in additional capital to us via non-interest bearing unsecured lines of credit, of which approximately $14,000 remained as of December 31, 2005; however, we can provide no assurances that the capital we have raised, and the additional capital available to us from our principals, will be adequate for our long-range growth. If financing is available, it may involve issuing securities senior to our then existing shareholders or equity financings that are dilutive to holders of our existing stock. In addition, in the event we are not able to raise additional capital, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan and/or cease our business operations altogether, which may make any investment in us worthless.



OUR AUDITOR HAS RAISED DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.


     We have generated nominal revenues since inception; had a stockholders' deficit of ($30,802); and negative working capital of $19,595 as of December 31, 2005 Additionally, our sole employee, Brenda Yount, who is also one of our significant shareholders, is responsible for running our operations. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or even worthless.


WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO EVALUATE OUR CHANCES FOR SUCCESS.


     We were formed as a Nevada corporation in April 2005. From October 2002, until our incorporation, we operated as a sole proprietorship. While we believe that our operating history since inception has shown a continually upward trend in both the total number and the volume of our sales, because of the speculative nature of the floral design business, we can provide no assurances that our sales, if any, will continue to increase in the future. There are no means to reasonably project the number and size of assignments we will receive in any given season. The business is largely dependent on a mix of local clients and out-of-town clients planning "destination" weddings or events. The frequency and size of the assignments can be affected by general economic conditions as well as trends that develop or devolve in the destination wedding/event desirability of the region we service. As we are a development stage company, we need to arrange new agreements, raise capital, and pay expenses and general administrative fees. Although we feel our sole employee, Brenda Yount has significant experience in the floral design industry, we are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of floral design, such as ours, may have difficulty in continuing in the highly competitive floral design industry, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

WE CURRENTLY DEPEND ON ONLY A SMALL NUMBER OF MAJOR CUSTOMERS FOR OUR REVENUES, AND IF ANY OF THOSE CUSTOMERS WERE LOST, IT COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR REVENUES.


     We received approximately seventy-one percent (71%)of our revenues from a total of only eleven (11) customers since inception, and approximately forty-three percent (43%) of our revenues from a total of only five (5) customers for the year ending December 31, 2005. Approximately eight percent (8%) of our revenues since inception have been attributable to one recurring customer. In 2004 this customer represented approximately 5% of our total sales and in 2005, approximately 13%. The majority of our revenues have been the result of services we performed in connection with large weddings. We typically receive a large percentage of our revenues from a small number of large weddings each year. Due to the nature of weddings, i.e. that they are normally a one-time event, the majority of our past customers who accounted for the majority of our revenues are not and will not be repeat customers. As a result, we will need to continue marketing our services and will need to continue receiving revenues from a small number of large weddings and/or events. If we fail to receive revenues from large weddings and/or events in the future, it would have a materially adverse effect on our revenues and results of operations. If this were to happen, we could be forced to curtail or abandon our business plan and/or operations and any investment in us could become worthless.


OUR REVENUES ARE HIGHLY DEPENDENT ON SALES DUE TO LARGE WEDDINGS, AND AS A RESULT, OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY THE CYCLICAL NATURE OF WEDDINGS IN THE UNITED STATES.


     As stated above, we are highly dependent on a small number of large weddings and other events for our revenues. The market for weddings in the United States, as well as the regional area we service, is cyclical in varying degrees, and typically experiences fluctuations in the number of weddings which occur from month to month. There are no means to reasonably project the number and size of assignments we will receive in any given season. The business is largely dependent on a mix of local clients and out-of-town clients planning "destination" weddings or events. The frequency and size of the assignments can be affected by general economic conditions as well as trends that develop or devolve in the destination wedding/event desirability of the region we service. According to statistics on www.theknot.com, the majority of weddings occur between the months of May and October each year, with substantially less weddings occurring between the months of November to April. As a result, our results of operations for the months from November to April may be substantially less than our results of operations during the months from May to October due to the fact that there are typically less weddings occurring during those months. As a result, our results of operations for one quarterly period may not give an accurate projection of our results of operations for the entire fiscal year and/or may vary significantly from one quarter to the other.



WE ARE HIGHLY DEPENDENT ON HAROLD A. YOUNT, JR. AND HIS WIFE, BRENDA YOUNT, OUR CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT, RESPECTIVELY, AND IF WE LOSE THEM, WE WILL FACE SIGNIFICANT HURDLES TO CONTINUING OUR BUSINESS OPERATIONS.

     Our performance is substantially dependent on the performance of Harold A.Yount, Jr., our Chief Executive Officer, and his wife Brenda Yount, our Vice President. The loss of the services of either Harold A, Yount, Jr. and/or Brenda Yount will have a material adverse effect on our business, results of operations and financial condition. In addition, we rely on Mr. and Mrs. Yount's discretion in the direction of our business and the agreements they enter into. Furthermore, Mr. Yount currently spends only an estimated 8-10 hours a week on company issues, and his time commitment is not expected to change until revenues increase, if at all. Mr. Yount's limited time commitment may affect our marketing and sales and may have a detrimental effect on our revenues. In addition, the absence of Mrs. Yount will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. Without the expertise of Mrs. Yount, or an immediate and qualified successor, we may be forced to curtail our operations and/or cease our operations entirely, making the value of any investment in us worthless.

OUR CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT POSSESS MAJORITY CONTROL OVER OUR OPERATIONS, AND BECAUSE OF THIS THEY MAY CHOOSE A PLAN OF ACTION WHICH WILL DEVALUE OUR OUTSTANDING SECURITIES.

     Our Chief Executive Officer and Vice President control approximately 48.5% of our outstanding Common Stock. Accordingly, our Chief Executive Officer and Vice President possess significant influence over matters submitted to our stockholders for approval. These matters include the election of directors, approval of or rejection of mergers and consolidations, and the sale of all or substantially all of our assets. Additionally, these individuals have significant control over any shareholder votes to prevent or cause a change in control of us. This amount of control by our founders provides them substantial ability to determine our future, and as such, they may elect to shut down our operations, change our business plan and/or make any number of other major business decisions. This control may eventually make the value of any investment in us worthless.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

     We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in us.



     OUR LEGAL COUNSEL, DAVID M. LOEV, BENEFICIALLY OWNS APPROXIMATELY 40.4% OF OUR OUTSTANDING COMMON STOCK, AND AS A RESULT MAY BE PERCEIVED TO HAVE CONFLICTS OF INTEREST IN CONNECTION WITH HIS REPRESENTATION OF US BY THE INVESTMENT COMMUNITY.

     Our legal counsel, David M. Loev, who prepared this Form SB-2 Registration Statement, beneficially owns 750,000 shares of our issued and outstanding common stock representing approximately 40.4% of his outstanding comment stock. Of those shares, 700,000 were granted to Mr. Loev in consideration for legal services rendered to us in connection with the preparation of our private placement memorandum and this Form SB-2 Registration Statement. We believe that Mr. Loev's significant ownership of our common stock does not present a conflict of interest, because Mr. Loev owes fiduciary duties to us in connection with his legal representation of Fleurs De Vie, Inc. and because he bound by the Texas Disciplinary Rules of Professional Conduct, which state that he must to discharge his duty to us to the best of his ability; however, he may be perceived by investors and investment advisors to have a conflict of interest with us. If investors and/or investment advisors believe a conflict of interest exists between Mr. Loev's interests, i.e. that the value of the common stock owned by him increases and ours interests regarding the need for fair and impartial legal representation and review of our SEC filings, it could keep investors from investing in us or investment advisors from advising others to invest in us. As a result, because of Mr. Loev's share ownership and the possible perception in the investment community of a conflict of interest between the interests of Mr. Loev and us, the value of our stock may decline or may not increase in value. Additionally, a perceived conflict of interest between Mr. Loev and us may make it harder for us to raise any additional capital and/or make it harder for us to merge with or acquire other companies. Because it may be perceived that a conflict of interest exists between Mr. Loev and us, our stock could become devalued or worthless and we could be forced to curtail or abandon our business activities.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL BE DIFFICULT TO SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.

Our Bylaws provide that our officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our officers and Directors for liabilities incurred in connection with their good faith acts on our behalf. Additionally, such an indemnification payment on behalf of our officers and/or Directors may deplete our assets. Investors who have questions respecting the fiduciary obligations of our officers and Directors should consult with their own independent legal counsel prior to making an investment in us. Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE FACE INTENSE COMPETITION FOR OUR SERVICES AND PRODUCTS AND AS A RESULT, WE MAY BE UNABLE TO COMPETE IN THE FLORAL SERVICES MARKET.

     The floral services market is highly competitive and we only expect the competition to intensify in the future. There are numerous well-established companies that are focusing significant resources greater than ours on providing and marketing floral products and services. We can not be sure that we will be able to successfully compete in the floral services market or that competitive pressures, including possible downward pressure on the prices we charge for our products and services, will not adversely affect our business, results of operations and financial conditions. If we are unable to compete in the market for floral products and services, we will be forced to curtail or abandon our business plan and any investment in us may become worthless.

OUR FUTURE RESULTS OF OPERATIONS AND THE ULTIMATE ABILITY OF US TO CONTINUE OUR BUSINESS PLAN AND EXPAND OUR OPERATIONS IS HIGHLY DEPENDENT ON OUR ABILITY TO MANAGE OUR GROWTH.

     Our growth is expected to place a significant strain on our managerial, operational and financial resources, as Brenda Yount is our only employee. Further, as we receive contracts and orders we will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of our further growth and in the event the number of our contracts increase. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected and any investment in us could become worthless.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF PREFERRED STOCK, WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK OFFERED THROUGH THIS PROSPECTUS.

     Pursuant to our Articles of Incorporation, we have 140,000,000 shares of Common Stock and 10,000,000 shares of preferred stock ("Preferred Stock") authorized. As of the filing of this Registration Statement, we have 1,855,500 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding. As a result, our Board of Directors have the ability to issue a large number of additional shares of Common Stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock and Preferred Stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of Common Stock and/or Preferred Stock, may cause the value of our securities to decrease and/or become worthless.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR COMMON STOCK IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

     There is currently no public market for our Common Stock. After this Registration Statement becomes effective, we hope to trade our securities on the Over-The-Counter Bulletin Board. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;
     (2) our ability or inability to generate new revenues;
     (3) increased competition; and
     (4) conditions and trends in the floral services industry.


     Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance which include stock market fluctuations, general economic, political and overall global market conditions, such as recessions, interest rates or international currency fluctuations. Any and all of these factors, while unrelated directly to us, may adversely affect the market price and liquidity of our Common Stock.


Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

     Once our Common Stock is listed on the Over-The-Counter Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

FORWARD-LOOKING STATEMENTS
--------------------------


     This Prospectus includes forward-looking statements which have been based on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the "Risk Factors" section beginning on page 8 of this Prospectus. In some cases you can identify forward-looking statements by terminology such as "may", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.


                                USE OF PROCEEDS
                                ---------------

     We will not receive any proceeds from the resale of Common Stock by the Selling Shareholders.

                                 DIVIDEND POLICY
                                 ---------------

     We have not in the past paid any dividends on our equity securities and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

     Management believes that with the money we currently generate through sales and the fact that our expenses are limited and our officers, Directors and employees do not draw a salary, that we will have sufficient funding to meet our working capital, capital expenditures and business development needs for approximately the next twelve months if no additional financing is raised. To date, we have been utilizing our resources in an effort to become a publicly traded entity. For the year ended December 31, 2005, we generated net revenues from sales of floral design and event planning services of approximately $3,110. Our strategies to increase our revenues in the future include seeking out businesses in related fields such as floral sales, design and event planning and acquiring those businesses for stock and or cash.

     To fund our ongoing operations, we will rely on the commitment of our President and Chief Executive Officer, Mr. Harold A. Yount, Jr. Mr. Yount has provided us with working capital in the form of an open line of credit totaling $25,000 (as explained in greater detail below). As of December 31, 2005, we had drawn approximately $11,207 on this line of credit.

     We have summarized below in table form a series of objectives which we plan to seek to achieve over the next twelve months, which we believe will significantly increase our revenue base and profitability.

     In terms of priority, we will continue to implement our plan to increase revenues by increasing our sales to our target markets, weddings, wedding receptions and corporate event businesses. While this is currently underway, we can anticipate most of our day-to-day efforts being dedicated to this effort. We plan to increase our public relations and press relations efforts and will, assuming that revenues increase, dedicate a larger portion of those revenues to a concerted and well thought out advertising program. In connection which such advertising program, we have already been profiled in a local publication, the Hill Country View and received a byline credit in the September/October 2005 publication of the San Antonio Weddings magazine where a number of photos featured flowers from one of our client's weddings, We have already seen an increase in client inquiries as a result of our recent advertising campaign. Furthermore, we have identified various advertising venues and requested rate sheets, circulation data (in the case of printed publications) and subscription/viewer profiles to more directly refine our advertising efforts in the future.

     Next in order of priority, we plan to seek out new markets in which we can offer our services. We plan to achieve this process through additional research of our competitors and a comparison of our strengths and weaknesses vis- -vis our competition. Currently and in the foreseeable future, we plan to continue to compete with local and regional affiliates of large national floral companies such as FTD, Teleflora and Hallmark. In the Boerne, Texas metro area there are less than six (6) local florists, none of which cater specifically to weddings or special events. Our emphasis therefore, will be to provide an additional level of "personal professionalism," service and expertise which we believe 1) the large organization cannot or will not offer and 2) the local florists are not inclined to offer. We believe that this "personal professionalism" will significantly differentiate us from our competitors and place Fleurs De Vie, Inc. in a market niche of its own. Despite this effort, we recognize that our competitors will most likely have significantly larger capital recourses and may have a much longer period of success that we have. Nevertheless, we believe that our unique blend of expertise and personal attention will set us aside from our competition.



     Additionally, while we do not currently have any plans to, we have not ruled out joining strategic alliances with our competition in the future, provided such alliances can increase our revenues without detrimentally affecting our long terms growth. As such, our third objective will be to seek out companies for strategic alliances and growth. Such alliances may however, not only include companies which may be perceived as competitors, but also companies and businesses which fall outside of our immediate mainstream markets. Such alliances may include event planners and convention and visitor bureaus, community welcome wagons, wedding planners and overall party planners; all of which may participate in their own revenue growth while contributing to ours by hopefully creating new clients and customers.


     The final planned phase to our revenue and growth plan is to seek out additional capital resourses and simultaneously provide our investors with liquidity by obtaining effectiveness of this Registration Statement and eventually trading our shares of Common Stock on the Over-The-Counter Bulletin Board ("OTCBB"). Upon such time as our shares trade on the OTCBB, if ever, we plan to raise additional capital through the sale of Common Stock and/or debt securities.




     OBJECTIVE                   METHOD OF ACHIEVEMENT                        TIMING OF EVENT

                                                                                  ONGOING:

 Fund operations and          Operations are currently being        Currently underway.  We are generating
   generate revenue          funded by existing gross revenues        revenues now.  First revenues were
                                  and working capital                     generated in November, 2002

                                                                                  ONGOING:

  Expand and market our                                                Ongoing process which has already
services to new customers          Currently underway                  commenced with the creation of the
and seek out new marketing                                             Company's website and expansion of
    and sales venues.                                                  web-based marketing and advertising.


                                                                             NEXT SIX TO TWELVE MONTHS:

Seek to establish strategic                                             While we plan to complete strategic
alliances that will maximize     Complete alliances with source       alliances within the next six to twelve
our value and increase our       businesses in related fields.          months, the timing of such strategic
                                                                       alliances cannot be definitively timed
                                                                       and will depend on opportunities that
                                                                        we are presented with in the future.

                                                                         BEGINNING SIX MONTHS TO TWELVE MONTHS
 Seek liquidity and growth in                                               FROM THE DATE OF THIS FILING:
       the market place.        Become listed on the Over-The-
                               Counter Bulletin Board, build our      Once this registration statement has been
                                 operations and continue our             declared effective by the SEC, we plan
                              marketing efforts to potential new             to become listed on the OTCBB.
                              investors and existing shareholders.




RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005, COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

     We had sales of $9,606 for the year ended December 31, 2005, compared to sales of $14,347 for the year ended December 31, 2004, which represented a decrease in sales of $4,741 or 33% from the prior period. Our sales were lower during the year ended December 31, 2005, compared to the year ended December 31, 2004, due to revenues we received during the year ended December 31, 2004, through a number of larger events during that time period. As stated above, our operations are highly dependent on revenues received through large weddings and events, and we were engaged to provide services for a smaller number of such large events during the year ended December 31, 2005, compared to the year ended December 31, 2004. The sales experienced in the year ended December 31, 2004 represented an uncharacteristically high sales period. We plan to follow the items and plans described above under "Plan of Operations" in an attempt to generate additional revenues.

     We received approximately seventy-one percent (71%)of our revenues from a total of only eleven (11) customers since inception, and approximately forty-three percent (43%) of our revenues from a total of only five (5) customers for the year ending December 31, 2005. Approximately eight percent (8%) of our revenues since inception have been attributable to one recurring customer. In 2004 this customer represented approximately 5% of our total sales and in 2005, approximately 13%. The majority of our revenues have been the result of services we performed in connection with large weddings. We typically receive a large percentage of our revenues from a small number of large weddings each year. Due to the nature of weddings, i.e. that they are normally a one-time event, the majority of our past customers who accounted for the majority of our revenues are not and will not be repeat customers. As a result, we plan to continue marketing our services as described above under "Plan of Operations."

     We had cost of revenues of $6,496 for the year ended December 31, 2005, compared to $12,384 for the year ended December 31, 2004, which represented a decrease in cost of sales of $5,888 or 47.5% from the prior period. The decrease in cost of revenues for the year ended December 31, 2005, was directly related to the our decreased sales, as we were not required to purchase additional plants and flowers, as well as other items required for our large events during this period. Additionally, this reduction in cost of revenues was due to the improved purchasing practices relating to our raw materials, as well as increased overall margins on our contracts.

     We had gross profit of $3,110 for the year ended December 31, 2005, compared to gross profit of $1,963 for the year ended December 31, 2004, which represented an increase in gross profit of $1,147 or 58.4% from the prior period. This was mainly attributable to our decreased costs of revenues due to our increased margins on our sales as described above, compared to costs of revenues for the year ended December 31, 2004.

     We had general and administrative expenses of $58,043 for the year ended December 31, 2005, compared to general and administrative expenses of $1,879, which represented an increase in general and administrative expenses of $56,164 or 2,989% from the prior period The increase in general and administrative expenses was primarily due to accounting fees associated with the audit and review of our financial statements in connection with our private placement memorandum and this Form SB-2 Registration Statement and the expensing of shares of Common Stock issued for services to certain consultants (described in greater detail under "Recent Sales of Equity Securities" and "Certain Relationships and Related Transactions," disclosed herein), during the year ended December 31, 2005.

     We had $1,788 of interest expense for the year ended December 31, 2005, compared to $0 of interest expense for the year ended December 31, 2004. This was due to $1,777 of imputed interest on the Note payable to David M. Loev, as described below, as well as $11 in credit card interest for the year ended December 31, 2005.

     We had a net loss before income taxes $56,721 for the year ended December 31, 2005, compared to a net income before taxes of $84 for the year ended December 31, 2004, a decrease of $56,805 from the prior period.

     We had income tax benefit of $14 for the year ended December 31, 2005, compared to income tax expense of $14 for the year ended December 31, 2004.

     We had net loss of $56,707 for the year ended December 31, 2005, compared to net income of $71 for the year ended December 31, 2004, which represented an increase in net loss $56,778 from the prior period. This increase in net loss was mainly due to the $58,043 of general and administrative expenses for the year ended December 31, 2005, which expenses related to legal expenses and account expenses associated with our private placement memorandum and this Form SB-2 Registration Statement.

LIQUIDITY AND CAPITAL RESOURCES

     As  of  December  31, 2005, our only asset was $5,025 of cash.

     We had total liabilities of $35,827 as of December 31 2005, which included current liabilities of $24,620, which included accounts payable of $1,328, sales tax payable of $792, and note payable for services of $22,500; and non-current liabilities of $11,207, which represented our Line of Credit with our Chief Executive Officer Harold A. Yount, Jr. We entered into a master revolving line of credit with our President, Harold A. Yount, Jr., in September 2002 (the "Line of Credit"). We can borrow up to $25,000 under the Line of Credit. The Line of Credit bears no interest and any unpaid principal is due on December 31, 2007. Past due amounts not paid on December 31, 2007 will bear interest at the rate of 10% per year until paid in full. Accounts payable as of December 31, 2005 included $1,225 payable to our auditors for services rendered in 2005; $93 payable for various other operating expenses.

     We had negative working capital of $19,595 as of December 31, 2005 and a ratio of total assets to total liabilities of 0.14.

     We had total cash used in operating activities of $43,401 for the year ended December 31, 2005, which was mainly due to net loss of $56,707, which was offset by $11,734 of stock issued for services and $1,777 of imputed interest expense and $297 of sales tax payable. The $11,734 of stock issued for services included the 900,000 shares of restricted stock issued to our founders, Harold and Brenda Yount, our Chief Executive Officer and Vice President, respectively and 882,500 shares of restricted Common Stock issued to various consultants as explained in greater detail under "Recent Sales of Equity Securities" and "Certain Relationships and Related Transactions," herein, The $1,777 of imputed interest expense included imputed and expensed interest on our Line of Credit and our Note with our attorney, David M. Loev, which is described in greater detail below.

     We had $46,477 of net cash provided by financing activities for the year ended December 31, 2005, which included $14,600 of proceeds from the sale of stock, which represented the 73,000 shares of restricted Common Stock we sold between March 2005 and November 2005 to twenty-eight (28) shareholders for aggregate consideration of $14,600 ($0.20 per share); and $31,877 of net change in line of credit to related party.

     We have no commitments from officers, directors or affiliates to provide funding, other than the $25,000 Line of Credit described above. Our growth and continued operations could be impaired by limitations on our access to the capital markets.

     In April 2005, we issued our attorney, David M. Loev 700,000 shares of our restricted common stock and in May 2005, we paid Mr. Loev, $5,000 and issued him a $25,000 Note Payable, in consideration for legal services rendered by Mr. Loev in connection with our incorporation and legal services to be rendered on behalf of us in connection with our Private Placement Memorandum and the filing and accompanying amendments associated with this SB-2 Registration Statement (the "Note"). As of December 31, 2005, the balance of such Note was $22,500. The Note is due and payable on May 15, 2006. Any amount of the Note not paid by May 15, 2006, bears interest at the rate of ten percent (10%) per year, payable on the 15th of each month until due.

     If we are unable to raise additional capital from increases in the Line of Credit and/or additional sales of Common Stock, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. We have no commitment from our officer and director or any of our shareholders to supplement our operations or provide us with financing in the future.

     In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

Product Research and Development
--------------------------------

     There is no planned product research and development in the foreseeable future.

Planned purchases of major equipment or facilities
--------------------------------------------------

     We have no plans to purchase major equipment or facilities in the next 12 months. However, it can be anticipated that, because of the nature of our business, we may need to acquire various smaller pieces of equipment or tools in the future in connection with the processing of floral materials.

Planned significant changes in number of employees
--------------------------------------------------


     We do not currently have any plans to change the number of employees we have in the near future. We believe that because of the nature of our business, we believe that our operations can be effectively managed by our current president, Mr. Yount, combined with the efforts of various consultants and contract labor which we may use on a job by job basis.


                             DESCRIPTION OF BUSINESS
                             -----------------------

Business  Development
---------------------

We were incorporated in Nevada on April 15, 2005, as "Fleurs De Vie." On June 9, 2005, we filed a Certificate of Correction with the State of Nevada to have our registered name corrected to "Fleurs De Vie, Inc." In the course of our day to day business operations in the State of Texas, we are operating under the approved assumed name of "FDV, Inc."

Business  Operations
--------------------


Fleurs De Vie, Inc. ("we," "us," "our" or the "Company") provides upscale custom floral design services and finished natural floral products to the general public. We custom-design and produce projects as small as single floral vases to all encompassing floral arrangements and services for large events such as weddings, parties and banquets. Since our inception in October 2002 as a sole proprietorship through our incorporation in Nevada in April, 2005, Fleurs De Vie, Inc. has provided and continues to provide upscale custom floral design services and finished natural floral products to the general public. We custom-design and produce projects as small as single floral vases and as big as all encompassing floral arrangements for large events such as weddings, parties and banquets.


Our  services  include:

     o Pre-event conferences and surveys with clients to inventory the needs and wishes of the client;
     o Determining budget constraints and developing design schemes within those budget constraints;
     o Pricing for custom designed and specified floral arrangements tailored to the client's wishes and needs;
     o Developing coherent floral themes for events, and refining the client's ideas into tangible concepts and designs;
     o    Defining  the  physical  and  logistical  scope  of  client  events;
     o    Preparing  detailed  pricing  and  budgets;
     o    Personal  review  of  event  venue(s)  where  necessary;
     o Individual hand selection of floral materials, containers and accoutrements;
     o    Production,  delivery  and  placement of arrangements and accessories;
          and
     o Unique floral decorating of special client venue features such as wedding cakes, registry tables, dinner tables, buffet tables, platforms, podiums, stages, windows, walkways, runways and any other potential opportunities for floral display.

Our  products  include:

     o Various individual floral arrangements in containers as small as bud vases to large baskets;
     o    Various  table  and  general  decorating  flower  arrangements;
     o    Handheld  arrangements  including  bouquets  and  nosegays;

     o    Adornment  items  such  as  corsages,  boutonnieres  and  headdresses;
     o    Household  decorations  such as holiday wreath and decorated garlands;
          and
     o Large display items such as floral sprays, large centerpieces and large containers.

For large events such as banquets and weddings, we generally produce very detailed proposals for clients. When we book these events, we usually require a nominal non-refundable deposit at the time the events are booked. A further deposit of approximately 50% of the cost of the job is required two (2) to four
(4) weeks in advance of the event. These deposits typically are enough to fund the cost of the raw floral materials that go into making the various arrangements.

From time to time, we produce individual arrangements for repeat corporate customers or individuals with special requests. Typically, the prices quoted for these arrangements are verbal and no formal deposits or form of acceptance is required.

The source of our business has come from referrals from establishments where prior events have been held, from event consultants and from word of month. We usually receive a large percentage of our yearly revenues from a small number of large weddings (see "Risk Factors" above). As a result, most of our clients are new and are typically not repeat customers. There is a seasonal nature to the business as a result of the increased number of spring and summer weddings as well as holiday parties.

Our principal executive offices are located at 206 East Roosevelt, Boerne, TX 78006. Our telephone number is 830-249-1679 and our fax number is 830-249-1260.

MARKETING  AND  SALES  EFFORT
-----------------------------


We currently have a web site in place at www.FDVie.com, which we hope to use to market our services. In addition, we have contracted for advertising in the Hill Country View biweekly newspaper on a sporadic basis, at a cost of approximately $80 per week that we choose to advertise. This publication serves the Hill Country and Kendall County areas of Central Texas. The advertisements will run monthly on a special insert featuring wedding service providers. As a part of the agreed advertising fee, the Hill Country View ran a feature story on us in its February 24, 2006 issue.


We have also contacted and are actively pursuing enhanced "Yellow Pages" exposure in the local phone directories. We currently have a single line listing in the Yellow Pages.

MARKET  NEED
------------


We believe that there is a significant consumer market demanding the services of upscale floral design and production services. However, we believe that there is a significant underserved and untapped market for floral services due to the inability of the vast majority of floral operations to provide customized, high-end services to consumers who are willing to purchase such services.


We believe that the wedding, wedding reception and corporate events businesses in particular are significant resources that we believe offer substantial opportunity for us to provide services to those consumers with high-quality, discriminating taste. While we will compete with affiliates of large national floral companies such as FTD, Teleflora and Hallmark, we believe that we are able to provide products and services well beyond the typical storefront floral operations. With the network and contacts already established, we believe an expansion of the business is the appropriate strategy to promote further revenue growth.

COMPETITION
-----------


We currently and in the foreseeable future will continue to compete with local and regional affiliates of large national floral companies such as FTD, Teleflora and Hallmark. In the Boerne, Texas, metro area there are less than six (6) local florists, none of which cater specifically to weddings or special events. Our emphasis will therefore be to provide an additional level of "personal professionalism," service and expertise which we believe 1) the large organization cannot or will not offer and 2) the local florists are not inclined to offer. This "personal professionalism" will significantly differentiate us from our competitors and place Fleurs De Vie, Inc. in a market niche of its own.

Despite this effort, we recognize that our competitors most likely have significantly larger capital recourses and may have a much longer period of success that we have. However, we believe that we will be able to successfully compete in our market as we believe that our unique blend of expertise and personal attention will set us aside from the competition.



The floral services market is highly competitive and we only expect the competition to intensify in the future. There are numerous well-established companies that are focusing significant resources greater than ours on providing and marketing floral products and services. We can not be sure that we will be able to successfully compete in the floral services market or that competitive pressures, including possible downward pressure on the prices we charge for our products and services due to increased competition, will not adversely affect our business, results of operations and financial conditions. Despite the competitive nature of the floral services market, we have not experienced any downward pressures on our price points to date.


OUR  BUSINESS  IS  SPECULATIVE  IN  NATURE
------------------------------------------


As stated above, we are highly dependent on a small number of large weddings and other events for our revenues. The market for weddings in the United States, as well as the regional area we service, is cyclical in varying degrees, and typically experiences fluctuations in the number of weddings which occur from month to month. There are no means to reasonably project the number and size of assignments we will receive in any given season. The business is largely dependent on a mix of local clients and out-of-town clients planning "destination" weddings or events. The frequency and size of the assignments can be affected by general economic conditions as well as trends that develop or evolve in the destination wedding/event desirability of the region we service.

According to statistics on www.theknot.com, the majority of weddings occur between the months of May and October each year, with substantially fewer weddings occurring between the months of November to April. As a result, our results of operations for the months from November to April may be substantially less than our results of operations during the months from May to October due to the fact that there are typically fewer weddings occurring during those months. As a result, our results of operations for one quarterly period may not provide an accurate projection of our results of operations for the entire fiscal year and/or may vary significantly from one quarter to the other. The nature of the business therefore is considered speculative.


DEPENDENCE  ON  MAJOR  CUSTOMERS
--------------------------------

As a general rule, we do not depend on any single or major customer in our day-to-day services; however, as described above under "Management's Discussion and Analysis of Financial Condition and Results of Operations," we have historically depended on only a small number of large events and weddings for the majority of our revenues. As such, our results of operations may be adversely affected if we were to have less or no large events and/or weddings in any subsequent period.

PATENTS  AND  TRADEMARKS
------------------------

We do not have any patents or trademarks and do not see the need for any in the near future.

LICENSE  AND  GOVERNMENT  APPROVAL
----------------------------------

We are not required to have licenses nor do we require governmental approval for our services. When we begin to provide services as envisioned in our business plan, we may be required to obtain licenses from the state in which we conduct business. We believe that the fees and process for obtaining such a license are simple and inexpensive.

We are licensed with the State of Texas Department of Agriculture and hold a Nursery Floral Class 1 license (Certificate No. 0322525) in good standing, which license costs $75 per year and is renewable by us on October 31, 2006.

RESEARCH  AND  DEVELOPMENT
--------------------------

The  nature  of  our  business  does  not  require any research and development.

NUMBER  OF  EMPLOYEES
---------------------


Currently, we have two unpaid employees, our president and chief executive officer, Harold A. Yount, Jr. and our Vice President, Brenda P. Yount. At the present time, based on the agreements we have in place, we do not foresee the need for any additional employees in the next 12 months. Additionally, we plan to use consultants and contract labor on an as needed basis.


                                  RECENT EVENTS
                                  -------------



     On December 12, 2005, we entered into an EDGAR Services Agreement ("EDGAR Agreement", with Loev Corporate Filings, Inc. ("Filings"), whose president is Hannah M. Loev, the wife of our attorney, David M. Loev. The EDGAR Agreement provided for Filings to give us a twenty percent (20%) discount off the regularly quoted prices on Filings website, on all EDGAR work completed by Filings for us, for the period of one year in return for us issuing Filings 50,000 restricted shares of our Common Stock.



                        DIRECTORS AND EXECUTIVE OFFICERS
                        --------------------------------

Our directors and executive officers currently serving are as follows:

        Name                    Title                             Age
        ----                    -----                             ---
 Harold A. Yount, Jr.   President, Chief Executive Officer,        52
                        Chief Financial Officer, Secretary,
                        Treasurer and Director

   Brenda P. Yount      Vice President                             50

HAROLD A. YOUNT, JR.,
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Harold A. Yount, Jr. has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director since the Company was incorporated in April 2005. Mr. Yount has served as Vice President of Koontz McCombs Realty Services, Inc. ("Koontz") since January 2002, where he is currently in charge of marketing various real estate products for lease and for sale. From May 1994 to January 2002, he served as Vice President and Partner of Cavender & Hill Properties, Inc. From August 1991 to May 1994, he served as Vice President of Property Management for Transwestern Property Co. From November 1989 to August 1991, he served as Director of Dispositions for USAA Real Estate Company. Mr. Yount received a Bachelors degree from the University of Florida in Architecture in 1975. He has a Certified Property Manager ("CPM") designation from the Institute of Real Estate Management, and is also a Certified Commercial Investment Member ("CCIM"). He is a member of the Institute of Real Estate Management, the Rotary Club of San Antonio, the CCIM Institute, the National Association of Realtors and the San Antonio Board of Realtors. Mr. Yount spends approximately eight to ten hours per week on Company matters and approximately 40 hours per week on Koontz matters, however, it is anticipated that he will spend more time on Company matters as the Company's operations expand.

BRENDA P. YOUNT
Vice President

Brenda P. Yount serves as our Vice President and is in charge of the day-to-day operations, marketing, design and production of products for our Company. Ms. Yount has been our sole employee since the Company's inception in October of 2002 and has served as Vice President since the Company was incorporated in April 2005. From October 1987 to October 1988, she worked at Temporary Agency

Assignments on miscellaneous temporary agency assignments at various companies. From July 1987 to October 1987, she worked at David Johnson Group as assistant property manager. From September 1985 to May 1987, she worked as a secretary at Kirksey-Meyers Architects. Ms. Yount has successfully created unique floral designs that have led to approximately $31,000 in total sales to approximately eighty-nine (89) separate assignments and approximately sixty-six (66) separate customers. Ms. Yount studied floral arrangement at Anthony's School of Floral Designs of Texas and received her degree in September 2002.














                  [Remainder of page left intentionally blank.]


                             EXECUTIVE COMPENSATION
                             ----------------------

                                                     Other
                                                     Annual                       Restricted
Name & Principal                                     Compen-       Options          Stock
   Position                 Year      Salary ($)      sation        SARs            Awards
-----------------          ------    -----------     --------     ---------      ------------
Harold A. Yount, Jr.        2005       $-0- (1)        -0-           -0-      500,000 shares (2)
President,
Chief Executive Officer,
Chief Financial Officer,
Secretary, Treasurer
and Director


Salaries above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. No executive employees have received more than $100,000 in compensation, including bonuses and options, since our inception.


     (1) We have not paid Harold A. Yount, Jr. any salary since our incorporation and no salary is being accrued. We do not anticipate paying him any salary for the fiscal year ended December 31, 2005. It is anticipated that he will not receive a salary until we obtain approximately a minimum of $150,000 in annual revenues, which will depend on whether we will be able to grow, market and maintain our operations. We do not have an employment agreement with Mr. Yount.

     (2)  Mr. Yount  was  issued  500,000  shares  of  our Common Stock in April
          2005, in consideration for services rendered to the Company in connection with the Company's formation and with his positions as Chief Executive Officer and Director of the Company.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS
                    -----------------------------------------

     The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

     Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or
(b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                  ----------------------------------------------

     In April 2005, we issued an aggregate of 2,075,000 shares of common stock to certain founders in consideration for services rendered in connection with our formation. These issuances included

     o 500,000 shares of common stock issued to Harold A. Yount, Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director in consideration for services rendered;

     o 400,000 restricted shares of common stock to Brenda P. Yount in consideration for services rendered;

     o 700,000 restricted shares of common stock to David Loev in consideration for legal services rendered; and

     o 400,000 restricted shares of common stock to Carey G. Birmingham in connection with a consulting services agreement and in consideration for consulting services, which include sourcing new clients and providing financial advice, as needed.


     In April 2005, Mr. Birmingham was issued 400,000 shares of our stock in anticipation of his commitment to aid our company and provide us guidance on general business consulting matters connected with our formation, operations and plans for future expansion, as Mr. Birmingham has knowledge of publicly traded companies and the challenges faces such companies. However, in June 2005 Mr. Birmingham informed us that the scope and amount of consulting services he would be able to provide to us would be limited as a result of the fact that he could no longer make the time commitment to us which he had originally anticipated, and as a result of such change, he agreed to cancel 342,500 of the shares of common stock which he was originally issued, and to retain 57,500 shares of our Common Stock in consideration for the previous consulting work he had performed for us.



     In May 2005, we paid our attorney, David M. Loev, $5,000 and issued him a $25,000 Note Payable in consideration for legal services rendered in connection with our formation and legal services to be rendered on behalf of us in connection with our Private Placement Memorandum and the filing and accompanying amendments associated with this SB-2 Registration Statement. As of December 31, 2005, the balance of such Note was $22,500. Any unpaid balance on the Note is due on May 15, 2006, and such amount if not paid on May 15, 2006, bears interest at 10% per year, payable on the 15th day of each month.

     In January 2005, Mr. Yount agreed to provide us with a line of credit in the amount of $25,000. The line of credit is unsecured, is payable in full, without interest, at any time prior to December 31, 2007, the maturity date of line of credit. However, any unpaid principal, which remains outstanding under the line of credit after December 31, 2007, shall bear interest at ten percent per year. As of December 31, 2005, $11,207 has been drawn on the line of credit by the Company.



     In December 2005, we agreed to issue Loev Corporate Filings, Inc. ("Filings"), whose president Hannah M. Loev, is the wife of our attorney David
M. Loev, 50,000 shares of our restricted Common Stock in connection with Filings providing us a 20% discount on EDGAR filing services to be rendered to us (as described above under "Recent Events").


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    ----------------------------------------
                              OWNERS AND MANAGEMENT
                              ---------------------



     The following table provides the names and addresses of each person known to own directly or beneficially more than 5% of our outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of April 27, 2006 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.




                                         NUMBER OF SHARES OF
                                             COMMON STOCK
NAME AND ADDRESS                          BENEFICIALLY OWNED
OF BENEFICIAL OWNERS                 PERCENTAGE OF OWNERSHIP(1)(2)           PERCENTAGE OF OWNERSHIP(1)(2)
--------------------                 -----------------------------           -----------------------------
Harold A. Yount , Jr.(2)
President, Chief Executive Officer,             900,000                                     48.5%
Chief Financial Officer, Secretary,
Treasurer and Director
206 East Roosevelt Ave.
Boerne, Texas, 78006

Brenda P. Yount (2)
Vice President                                  900,000                                     48.5%
206 East Roosevelt Ave.
Boerne, Texas, 78006

David M. Loev (3)
2777 Allen Parkway, Suite 100                   750,000                                     40.4%
Houston, Texas, 77019
-------------------------------      -----------------------------           -----------------------------
ALL OFFICERS AND DIRECTORS AS A
      GROUP (2 PERSONS)                         900,000                                     48.5%




     (1)  Using  1,855,500  shares  of  Common Stock outstanding as of April 27,
          2006.


     (2) Harold A. Yount, Jr. and Brenda P. Yount are husband and wife and as such beneficially own the shares of Common Stock held in each of their names. Harold A. Yount, Jr. holds 500,000 shares of our Common Stock in his name and Brenda P. Yount holds 400,000 Shares in her name. They each beneficially own all 900,000 shares.

     (3) In addition to Mr. Loev's individual beneficial ownership of 700,000 shares of our Common Stock, Loev Corporate Filings, Inc., whose president is Hannah M. Loev, Mr. Loev's wife, holds 50,000 shares of our Common Stock.

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------



We have authorized capital stock consisting of 140,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"). As of April 27, 2006, we had 1,855,500 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding.



COMMON  STOCK
-------------

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED  STOCK
----------------

We have authorized the issuance of up to 10,000,000 shares of Preferred Stock, par value of $0.001 per share. We have no present plans for the issuance of such Preferred Stock. The issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock.

However,  these  effects  may  include:

     -    Restricting  dividends  on  the  Common  Stock;
     -    Diluting  the  voting  power  of  the  Common  Stock;
     -    Impairing  the  liquidation  rights  of  the  Common  Stock;  and
     - Delaying or preventing a change in control of the Company without further action by the stockholders.

     SHARES AVAILABLE FOR FUTURE SALE
     --------------------------------

     Upon the date of this Prospectus, there are 1,855,500 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 205,500 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. There currently exists no public market for the Company's Common Stock.

     The remaining 1,650,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this Registration Statement will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

          Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS
                  ---------------------------------------------


     This Prospectus relates to the resale of 205,500 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. The selling shareholders will sell their common shares at the price of $0.20 per share until our shares are quoted on the Over-The-Counter Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices.




   STOCKHOLDER NAME       CONSIDERATION         SHARES              AMOUNT OFFERED               SHARES
   ----------------       -------------   OWNED BENEFICIALLY     (ASSUMING ALL  SHARES     OWNED BENEFICIALLY
                                            BEFORE RESALE           IMMEDIATELY SOLD)          AFTER RESALE
                                          -----------------       --------------------      -----------------

  Gwen Carden(1)            Services            25,000                  25,000                       0
  Lisa Rhoades(2)           Services            25,000                  25,000                       0
  Cynthia Davis(2)          Services            25,000                  25,000                       0
  Breitman Family Trust(3)    Cash               3,000                   3,000                       0
  Janet Birmingham            Cash               2,500                   2,500                       0
  Lisa Stewart                Cash               1,500                   1,500                       0
  Rita Stewart                Cash               1,500                   1,500                       0
  Geraldine Smith             Cash               7,500                   7,500                       0
  Kevin B. McAdams            Cash               1,500                   1,500                       0
  Raphael Sonsino             Cash               1,500                   1,500                       0
  Trae O'Neil High            Cash               1,500                   1,500                       0
  Anthony Meade               Cash               5,000                   5,000                       0
  Brian D. Harris             Cash               2,000                   2,000                       0
  Robert M. Kremer            Cash               1,500                   1,500                       0
  David W. Mooney             Cash               1,500                   1,500                       0
  Nina C. Mooney              Cash               1,500                   1,500                       0
  Michael N. Sonaco           Cash               1,500                   1,500                       0
  Robert McMahon              Cash               2,500                   2,500                       0
  Harold A. Yount (4)         Cash               1,500                   1,500                       0
  Robert E. Casey (5)         Cash               1,500                   1,500                       0
  Mark C. Birmingham          Cash               1,500                   1,500                       0
  Jay Alkire                  Cash              10,000                  10,000                       0
  BFP Texas, Ltd.(6)          Cash               3,000                   3,000                       0

                                      -27-

  Chris Matthews              Cash               1,500                   1,500                       0
  David Holmes                Cash               5,000                   5,000                       0
  Daniel Gostylo              Cash               3,000                   3,000                       0
  Jacob Gostylo               Cash               1,500                   1,500                       0
  Salar Ahmed                 Cash               3,000                   3,000                       0
  Paul Messina                Cash               2,500                   2,500                       0
  Chris Crumpler              Cash               1,500                   1,500                       0
  John Cadena                 Cash               1,500                   1,500                       0
  Carey G. Birmingham       Services            57,500                  57,500                       0

  TOTAL                                        205,500                 205,500                       0




     (1) Gwen Carden is the sister of our President, Harold A. Yount, Jr. Gwen Carden is a free-lance writer and marketing consultant based out of Palm City, Florida. She has provided advice and guidance regarding marketing, advertising and promotion of our business through both print media and internet web design.

     (2) Ms. Cynthia Davis and Ms. Lisa Rhoades are sisters of Brenda P. Yount, our Vice President. Lisa Rhoades and Cynthia Davis are the owners RockeFlowers, a subsidiary of Rockefeller Hall in Houston, Texas. They have assisted us in strategic planning issues, design ideas and on a limited basis, flower arrangement production.

     (3) The Breitman Family Trust is controlled by Reid Breitman, its trustee. Neither he nor the Trust has a relationship with us.

     (4) Harold A. Yount is the father of our president and director, Harold A. Yount, Jr.

     (5) Robert E. Casey is the son of Brenda Yount, our Vice President and the stepson of Harold A. Yount, Jr., our president and director.

     (6) BFP Texas, Ltd. is a Texas Limited Partnership whose general partner is a Trust controlled by Janet . T. Birmingham and Carey G. Birmingham as co-trustees. In addition, Carey G. Birmingham, via a trust, owns a 5.6% limited partnership interest in BFP Texas, Ltd.


     Other than the shareholders footnoted to above, none of the selling shareholders have had a material relationship with us during the past three years.

     None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

     The 205,500 shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately-negotiated  transactions;

          o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

          o    a  combination  of  any  such  methods  of  sale;  and

          o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     We plan to advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

          Before our Common Stock is listed on the Over-The-Counter Bulletin Board, selling security holders will sell their common shares at the price of $.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g) 9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.

                            MARKET FOR COMMON EQUITY
                            ------------------------
                         AND RELATED STOCKHOLDER MATTERS
                         -------------------------------



     No established public trading market exists for our Common Stock. In the future, we hope to trade our securities on the Over-The-Counter Bulletin Board. We have no shares of Common Stock subject to outstanding options or securities convertible into our Common Stock outstanding. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of April 27, 2006, there were 1,855,500 shares of Common Stock outstanding, held by 36 shareholders of record.



                     INTEREST OF NAMED EXPERTS AND COUNSEL
                     -------------------------------------


     This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who is the beneficial owner of an aggregate of 750,000 shares of our Common Stock, 700,000 shares of our Common Stock in his personal name and 50,000 shares of Common Stock held in the name of Loev Corporate Filings, Inc., which his wife, Hannah M. Loev, is president of, representing a total of 40.4% of our issued and outstanding common stock. There are no other shares of our Common Stock held by affiliates of David M. Loev, Attorney at Law, other than those disclosed in the previous sentence. None of the shares of our Common Stock held directly or indirectly by Mr. Loev are included for registration in this Prospectus.


EXPERTS


     The financial statements of the Company as of as of December 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004 included in this Prospectus have been audited by Malone & Bailey, PC our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


               DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
               --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF PROPERTY
                             -----------------------

     Our President, Harold A. Yount, Jr., supplies us with office space in his home free of charge. The office space encompasses approximately 400 square feet. Mr. Yount has no current plans to charge us rent, and we believe that the office space provided by him will be adequate for our needs for the foreseeable future.

                                LEGAL PROCEEDINGS
                                -----------------

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                 LEGAL MATTERS
                                 -------------

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ---------------------------------------------
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE
                     --------------------------------------

     None.

                             ADDITIONAL INFORMATION
                             ----------------------

     Our fiscal year ends on December 31. We intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.















                  [Remainder of page left intentionally blank.]

                              FINANCIAL STATEMENTS
                              --------------------

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Fleurs De Vie, Inc. are filed as part of this Prospectus.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

       Audited Financial Information for the Year Ended December 31, 2005
            --------------------------------------------------------

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM               F-1

BALANCE  SHEET  -
     December  31,  2005                                                    F-2

STATEMENTS  OF  OPERATIONS  -
     Years  Ended  December  31,  2005  and  2004                           F-3

STATEMENT  OF  CHANGES  IN  SHAREHOLDERS'  EQUITY
     Years  Ended  December 31,  2005  and  2004                            F-4

STATEMENTS  OF  CASH  FLOWS  -
     Years  Ended  December  31,  2005  and  2004                           F-5

NOTES  TO  FINANCIAL  STATEMENTS                                            F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
   Fleurs De Vie, Inc.
   Boerne, Texas

We have audited the accompanying balance sheet of Fleurs De Vie, Inc. as of December 31, 2005 and the related statements of operations, stockholders' deficit, and cash flows for the two years ended December 31, 2005. These financial statements are the responsibility of Fleurs De Vie, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fleurs De Vie, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Fleurs De Vie, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Fleurs De Vie, Inc. has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas


January  19,  2006


                              FLEURS DE VIE, INC.
                                 BALANCE SHEET
                               December 31, 2005



ASSETS

   Cash                                                             $   5,025
                                                                    ---------
TOTAL ASSETS                                                        $   5,025
                                                                    =========
LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

Current Liabilities
   Accounts payable                                                 $   1,328
   Sales tax payable                                                      792
   Note payable for services                                           22,500
                                                                    ---------
        Total current liabilities                                      24,620

Line of credit - related party                                         11,207
                                                                    ---------
        Total liabilities                                              35,827
                                                                    ---------

Commitments                                                                 -

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par, 10,000,000 authorized,
  none issued and outstanding                                               -
Common stock, $.001 par, 140,000,000 authorized,
  1,855,500 issued and outstanding                                      1,856
Additional paid-in capital                                             28,755
Accumulated deficit                                                   (61,413)
                                                                    ---------
        Total Stockholders' Deficit                                   (30,802)
                                                                    ---------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                           $   5,025
                                                                    =========



                               FLEURS DE VIE, INC.
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                    2005          2004
                                                  --------      --------

Sales                                             $  9,606      $ 14,347

Cost of revenues                                     6,496        12,384
                                                  --------     ---------
Gross profit                                         3,110         1,963

General and administrative expenses                 58,043         1,879
Interest expense                                     1,788             -
                                                  --------     ---------
Net income (loss) before income taxes              (56,721)           84
Income tax (expense) benefit                            14           (14)
                                                  --------     ---------
Net income (loss)                                 $(56,707)    $      71
                                                  ========     =========

Basic and diluted net income
     (loss) per common share                      $   (.03)          n/a
     Proforma amounts                             $   (.04)    $     .00

Weighted average common
     shares outstanding                          1,873,900           n/a
     Proforma amounts                            1,593,737       900,000




                               FLEURS DE VIE, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  For the Periods Ended December 31, 2005 and 2004


                                           Additional
                      Common                Paid in      Retained
                      Shares      Par       Capital      Deficit       Totals
                     ---------  --------   ----------   ----------   ----------
Balances at
  December 31, 2003          -  $      -   $    2,500   $   (4,776)  $   (2,276)

Net income                   -         -            -           70           70
                     ---------  --------   ----------   ----------   ----------
Balances at
  December 31, 2004          -         -        2,500       (4,706)      (2,206)

Founders shares        900,000       900            -            -          900

Stock for services     882,500       883        9,951            -       10,834

Stock for cash          73,000        73       14,527            -       14,600

Imputed interest             -         -        1,777            -        1,777

Net loss                     -         -            -      (56,707)     (56,707)
                     ---------  --------   ----------   ----------   ----------
Balances at
  December 31, 2005  1,855,500  $  1,856   $   28,755   $  (61,413)  $  (30,802)
                     =========  ========   ==========   ==========   ==========




                              FLEURS DE VIE, INC.
                            STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 2005 and 2004


                                                          2005             2004
                                                       ---------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                      $ (56,707)        $     70
Adjustments to reconcile net income (loss)
 to net cash provided by (used in)
 operating activities:
     Imputed interest expense                              1,777                -
     Stock issued for services                            11,734                -
     Changes in:
     Accounts receivable                                       -              135
     Accounts payable                                        297              541
     Sales tax payable                                         -              910
     Accrued expenses                                       (488)               -
     Income taxes payable                                    (14)              14
                                                       ---------         --------
NET CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES                                (43,401)           1,670
                                                       ---------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from sale of stock                          14,600                -
     Net change in line of credit
       to related party                                   31,877                -
                                                       ---------         --------
NET CASH PROVIDED BY
     FINANCING ACTIVITIES                                 46,477                -
                                                       ---------         --------
NET CHANGE IN CASH                                         3,076            1,670

Cash balance, beginning of period                          1,949              279
                                                       ---------         --------
Cash balance, ending of period                         $   5,025         $  1,949
                                                       =========         ========


Supplemental Information:
     Interest paid                                     $       -         $      -
     Income taxes paid                                         -                -


                               FLEURS DE VIE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business. Fleurs De Vie, Inc. ("FDV") was incorporated in Nevada on April 15, 2005. Prior to April 2005, FDV was a sole proprietorship. FDV is engaged in custom-designed florals with one store located in Boerne, Texas.

Reclassifications. Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, FDV considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition. FDV recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred and services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the customer picks up the product or FDV delivers the product.

Income taxes. Through December 31, 2004, FDV itself was not a taxpaying entity for purposes of federal and state income taxes. Federal and state income taxes of the proprietor were computed on their total income from all sources. Beginning in 2005, FDV recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. FDV provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net income (loss) per share. The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) per common share is computed by dividing the net income (loss) adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2005 and 2004, there were no potential dilutive securities. Proforma net income (loss) per share has been presented as if the shares issued to the original owners were issued as of the first day of the first period presented.

Stock Compensation. FDV adopted the disclosure requirements of Financial Accounting Standard No. 123R, Accounting for Stock-Based Compensation. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements, measured by the fair value of the equity or liability instruments issued, adjusted for estimated forfeitures. Options or stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with SFAS No. 123R and EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and recognized over the related vesting or service period. As of December 31, 2005, FDV has not issued any stock options or warrants.

Recently issued accounting pronouncements. FDV does not expect the adoption of recently issued accounting pronouncements to have a significant impact on FDV's results of operations, financial position or cash flow.


NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, FDV has an accumulated deficit of $61,413 and a working capital deficit of $19,595 as of December 31, 2005. These conditions raise substantial doubt as to FDV's ability to continue as a going concern. Management is attempting to raise additional capital through sales of stock and in turn increase operations. FDV will continue to implement a plan to increase revenues, public relations, press relations and advertising. FDV will seek out new markets and areas of strategic alliance and opportunity. The financial statements do not include any adjustments that might be necessary if FDV is unable to continue as a going concern. Due to the uncertainties arising from FDV's financial condition, FDV's independent registered public accounting firm included an explanatory paragraph discussing going concern uncertainties in their "Report of Independent Registered Public Accounting Firm."


NOTE 3 - NOTE PAYABLE FOR SERVICES

In May 2005, FDV signed an unsecured promissory note for $25,000 of services. The note is due in May 2006, bears 0% interest if paid by maturity and 10% interest if paid thereafter. Interest of 10% is being imputed and expensed as a contribution to capital.


NOTE 4 - LINE OF CREDIT - RELATED PARTY

In September 2002, FDV entered into a master revolving line of credit with the owner. FDV can borrow up to $25,000. The note bears no interest. Any unpaid principal is due on December 31, 2007. Past due amounts will bear interest of 10%. Interest of 10% is being imputed and expensed as a contribution to capital. As of December 31, 2005, $13,793 was available for borrowing under the line of credit.

NOTE 5 - COMMITMENTS

FDV has no lease expense for the years ended December 31, 2005 and 2004. FDV is using office space provided by the majority shareholder on a rent-free, month to month basis.

NOTE 6 - COMMON STOCK

In April 2005 FDV issued 900,000 shares of common stock to the founders valued at $900 and 1,175,000 shares of common stock to two consultants for services valued at $1,175. The 900,000 founder's shares were issued for the transition of the entity from a sole proprietor to a corporation. The shares have been presented as if they were issued as of the first day of the first period presented.

In June 2005 FDV cancelled 342,500 shares of common stock valued at $343 previously issued to consultants.

From July through December 2005 FDV sold 73,000 shares of common stock for proceeds of $14,600.

In October 2005, FDV issued 50,000 shares of its common stock valued at approximately $10,000 to a consultant in exchange for a reduction in that consultant's cash fees for services.


NOTE 7 - MAJOR CUSTOMERS AND CONCENTRATIONS

During 2005 FDV had 7 customers that collectively comprised approximately 100% of FDV's annual revenue and 2004 FDV had six customers that collectively comprised approximately 87% of FDV's annual revenue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        See Indemnification of Directors and Officers above.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


          SEC Registration Fee                         $        4.83
          Printing and Engraving Expenses                   1,000.00*
          Legal Fees and Expenses                          30,000.00*
          Accounting Fees and Expenses                     10,000.00*
          Miscellaneous                                     2,000.00*
                                                       --------------
          TOTAL                                        $   43,004.83*
                                                       ==============

     *Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In April 2005, effective as of March 7, 2005, we issued an aggregate of 2,000,000 shares of common stock to certain founders for in consideration for services rendered in connection with our formation. These issuances included

     o 500,000 shares of common stock issued to Harold A. Yount, Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director in consideration for services rendered;

     o 400,000 restricted shares of common stock to Brenda P. Yount in consideration for services rendered;


     o 700,000 restricted shares of common stock to David Loev in consideration for legal services rendered and to be rendered; and


     o 400,000 restricted shares of common stock to Carey G. Birmingham in consideration for consulting services, which include sourcing new clients and providing financial advice, as needed.

     In April 2005, we issued 25,000 to Gwen Carden, the sister of our Chief Executive Officer, Harold A Yount, Jr., 25,000 shares or Lisa Rhodes and 25,000 to Cynthia Davis the sisters of our Vice President, Brenda P. Yount, in consideration of services rendered to us.


     In June 2005, the terms of Mr. Birmingham's consulting services changed substantially in scope and, with his cooperation and consent, we rescinded 342,500 of the shares which he had been issued in April 2005. This was due to Mr. Birmingham's inability to commit the necessary time to us and our growth efforts (as explained in greater detail under "Certain Relationships and Related Transactions" above).


We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act"), for the above issuances, since they did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     Between March 2005 and November 2005, we sold an aggregate of 73,000 shares of our common stock to twenty-eight (28) shareholders for aggregate consideration of $14,600 ($0.20 per share). We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act for the issuances of these shares.

     On December 12, 2005, we issued 50,000 shares of our restricted Common Stock to Loev Corporate Filings, Inc. ("Filings"), whose president is Hannah M. Loev, the wife of our attorney, David M. Loev, in connection with our entry into an EDGAR Services Agreement described above under "Description of Business." We claim an exemption from registration afforded by Section 4(2) of the Act, for the above issuance, since it did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

ITEM 27.  EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
-----------

3.1(1)             Articles of Incorporation

3.2(1)             Certificate of Correction

3.3(1)             By-Laws of Fleurs De Vie, Inc.

5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

10.1(1)            Line of Credit with Harold A. Yount, Jr.

10.2(2)            Edgar Services Agreement with Loev Corporate Filings, Inc.

10.3(2)            Promissory Note with David M. Loev

23.1*              Consent of Malone & Bailey, PLLC

23.2*              Consent of David M. Loev, Attorney at Law (See Exhibit 5.1)

(1) Filed as Exhibits to our Form SB-2 Registration Statement filed with the Commission on January 18, 2006, and incorporated herein by reference.


(2) Filed as Exhibits to our Form SB-2A Registration Statement filed with the Commission on March 21, 2006, and incorporated herein by reference.


* Attached hereto.

------------------


ITEM 28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

2. For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:



     (i)  If  the  Registrant  is  relying  on  Rule  430B:

          (A) Each Prospectus filed by the Registrant pursuant to Rule 424(b)(3) (Sec.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

          (B) Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of

               Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or



     (ii) If the Registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.



6. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Boerne, Texas , on April 28, 2006.


                                        FLEURS DE VIE, INC.


                                        By:   /s/ Harold A. Yount, Jr.
                                              ------------------------
                                              HAROLD A. YOUNT, JR., President,
                                              Chief Executive Officer, and
                                              Principal Accounting Officer

                         -----------------------------


     The following persons in the capacities and on the dates indicated have signed this registration statement:


Signature                         Title                                 Date
---------                         -----                                 ----

/s/ Harold A. Yount, Jr.  President, Chief Executive Officer,     April 28, 2006
-----------------------   Chief Financial Officer,Treasurer,
HAROLD A. YOUNT, JR.      Secretary, Principal Accounting Officer,
                          and Director


/s/ Brenda P. Yount       Vice President                          April 28, 2006
------------------
BRENDA P. YOUNT

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
-----------

3.1(1)             Articles of Incorporation

3.2(1)             Certificate of Correction

3.3(1)             By-Laws of Fleurs De Vie, Inc.

5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

10.1(1)            Line of Credit with Harold A. Yount, Jr.

10.2(2)            Edgar Services Agreement with Loev Corporate Filings, Inc.

10.3(2)            Promissory Note with David M. Loev

23.1*              Consent of Malone & Bailey, PLLC

23.2*              Consent of David M. Loev, Attorney at Law (See Exhibit 5.1)

(1) Filed as Exhibits to our Form SB-2 Registration Statement filed with the Commission on January 18, 2006, and incorporated herein by reference.

(2) Filed as Exhibits to our Form SB-2A Registration Statement filed with the Commission on March 21, 2006, and incorporated herein by reference.

* Attached hereto.